UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/28/2005

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Hamid Akhavan resigned as the Company's Senior Vice President effective April 26, 2005, to pursue other business interests. Mr. Akhavan has most recently been responsible for the sales and marketing efforts of the Company. Mr. Akhavan will provide consulting services to the Company for one month for which he will receive compensation equivalent to four weeks of his former base salary. There was no disagreement between Mr. Akhavan and the Company related to the Company's operations, policies or practices.
The Company has entered into a consulting agreement with Mr. Brian Morrow lead the marketing and sales strategies of the Company. Mr. Morrow is a certified management consultant and the author of a popular strategic marketing article, "Selling into Your Sweet Spot--Strategic Marketing to Empower Selling in a Difficult Economy". He applied these selling techniques while leading new business and recovering distressed business lines at Texas Instruments, Lawson Software, Select Software Tools, Endeavors Technology, and Peerseeker.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: April 28, 2005.	By:	/s/ Lori Jones
Lori Jones
Chief Executive Officer